                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Georgia Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-92282) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21152).



                                        /s/  ERNST & YOUNG LLP


Chicago, Illinois
August 21, 2002